UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2007

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Kendall Square
Building 700
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2007, Helicos BioSciences Corporation (“Helicos” or the “Company”) issued a press release announcing that Stephen J. Lombardi, age 52, was elected President and Chief Operating Officer of the Company reporting to Stanley N. Lapidus, co-founder and CEO.  In addition, the Company announced that Mr. Lapidus has been named as Chairman of the Board of Directors and that Noubar B. Afeyan, co-founder and previous chairman of the Board of Directors, has been appointed as lead independent director of the Board.

Prior to his election as President, Mr. Lombardi served as Executive Vice President and Chief Operating Officer of the Company since February 2007.  Mr. Lombardi joined Helicos in June 2006 as Senior Vice President of Sales and Marketing.  Prior to Helicos, Mr. Lombardi spent four years as a Senior Vice President at Affymetrix, Inc., serving as an executive in its Corporate Development, Product R&D and Marketing divisions.  From 1986 to 2002, Mr. Lombardi was employed by Applied Biosystems (AB), a division of Applera Corporation, most recently as Senior Vice President of Applications and Products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Stanley N. Lapidus
Date: October 3, 2007	Name:	Stanley N. Lapidus
	Title:	Chairman and Chief Executive Officer